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                                                                 Exhibit (e)(16)

                              INDEMNITY AGREEMENT

     This Indemnity Agreement, dated as of __________________, 2000, is made by and between pcOrder.com, Inc., a Delaware corporation (the "Company"), and ________________________________________ (the "Indemnitee").

                                   RECITALS
                                   --------

The Company has concluded that, to retain and attract talented and experienced individuals to serve as directors, board committee members or executive officers of the Company, it is necessary for the Company to contractually indemnify its directors, board committee members and officers and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, board committee members and officers in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and the Company's stockholders.

Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

Indemnitee is willing to serve, or to continue to serve, the Company, in consideration for the indemnity provided for herein.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.
          -----------
          (a)  Agent. For the purposes of this Agreement, "agent" of the Company
               -----
means any person who is or was a director, board committee member, executive officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

          (b)  Change in Control. For the purposes of this Agreement, "Change in
               -----------------
Control" means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) Trilogy Software, Inc., Trilogy, Inc. or any of their respective affiliates, other than the Company (collectively, "Trilogy"), (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity, or (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) a merger or consolidation of the Company is consummated with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company consummates a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

          (c)  Expenses. For purposes of this Agreement, "expenses" include all
               --------
out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that "expenses" shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

          (d)  Independent Legal Counsel. For the purpose of this Agreement,
               -------------------------
"Independent Legal Counsel" means an attorney or firm of attorneys, selected in accordance with the provisions of Section 19 who shall not have otherwise performed services for the Company, the board of directors of the Company, any committee of that board of directors, Trilogy, or the Indemnitee within the last three years (other than with respect to matters concerning the rights of the Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

          (e)  Parent Transaction.  For the purpose of this Agreement, "Parent
               ------------------
Transaction" means any transaction pursuant to which Trilogy has acquired more than one-half of the voting securities of the Company outstanding as of the date hereof that are not already owned by Trilogy as of the date hereof.

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          (f)  Proceeding. For the purposes of this Agreement, "proceeding"
               ----------
means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

          (g)  Reviewing Party. For the purpose of this Agreement, "Reviewing
               ---------------
Party" means, subject to the provisions of Section 19, any person or body appointed by the Board of Directors in accordance with applicable law to review the Company's obligations hereunder, under the Company's Certificate of Incorporation and Bylaws and under applicable law, which may include a member or members of the Company's Board of Directors, Independent Legal Counsel or any other person or body not a party to the particular claim for which the indemnitee is seeking indemnification; provided, however, that the Reviewing Party shall not include any person who is an employee of Trilogy or any affiliate of Trilogy other than the Company.

          (h)  Subsidiary. For purposes of this Agreement, "subsidiary" means
               ----------
any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

     2.   Agreement to Serve. The Indemnitee agrees to serve and/or continue to
          ------------------
serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee.

     3.   Liability Insurance.
          -------------------

          (a)  Maintenance of D&O Insurance. The Company hereby covenants and
               ----------------------------
agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company and in no event for a period of less than six years after the Indemnitee has discontinued his service as an agent of the Company, the Company, subject to Section 3(c), shall maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers and at least as favorable to the Indemnitee in all respects as the policy maintained by the Company with National Union Fire Insurance Company of Pittsburgh, Pennsylvania (Policy No. 858-05-36) as of the date hereof (the "D&O Insurance Policy"). A copy of the D&O Insurance Policy has been provided to the Indemnitee and the Company hereby represents and warrants that the D&O Insurance Policy is in full force and effective as of the date hereof.

          (b)  Rights and Benefits. In all policies of D&O Insurance, the
               -------------------
Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.

     4.   Mandatory Indemnification. Subject to Section 8 below, the Company
          -------------------------
shall indemnify the Indemnitee as follows:

          (a)  Successful Defense. To the extent the Indemnitee has been
               ------------------
successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

          (b)  Third Party Actions. If the Indemnitee is a person who was or is
               -------------------
a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (c)  Derivative Actions. If the Indemnitee is a person who was or is a
               ------------------
party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders; except that no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

          (d)  Actions where Indemnitee is Deceased. If the Indemnitee is a
               ------------------------------------
person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of, or after completion of such proceeding Indemnitee dies, the Company shall indemnify the Indemnitee's heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.

          (e)  Exclusions. Notwithstanding the foregoing, the Company shall not
               ----------
be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to or on behalf of Indemnitee under an insurance policy of D&O Insurance, or under an indemnity clause, by-law or agreement; provided, however, that if, for any reason whatsoever, all or part of such payment is rescinded and the Indemnitee has to return all or part of such payment, the indemnification obligations of the Company under this Agreement shall apply to the full amount of such returned payment.

          (f)  Timing of Payments.  All payments on account of the Company's
               ------------------
indemnification obligations under this Agreement, other than expense advances made pursuant to Section 6, shall be made within thirty (30) days of the Indemnitee's request therefor.

     5.   Partial Indemnification. If the Indemnitee is entitled under any
          -----------------------
provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled.

     6.   Mandatory Advancement of Expenses.  Subject to Section 8(a) below, the
          ---------------------------------
Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. If required by Section 145, the Indemnitee shall deliver a written undertaking to the Company to repay such amounts advanced if it shall be determined ultimately by a court in a final adjudication from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The Indemnitee's obligation, if any, to reimburse the Company shall be unsecured and no interest shall be charged thereon. The advances to be made hereunder shall be paid by the Company to the Indemnitee within ten (10) days following delivery of a written request therefor by the Indemnitee to the Company. In the event that the Company fails to pay expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company's obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.

     7.   Notice and Other Indemnification Procedures.
          -------------------------------------------

          (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof; provided, however, that the failure to give such notice shall not limit the Indemnitee's rights to indemnification hereunder, except to the extent that the Company is materially prejudiced by such failure to give notice or delay in giving notice.

          (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that
(i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     8.   Exceptions. Any other provision herein to the contrary
          ----------
notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a)  Claims Initiated by Indemnitee. To indemnify or advance expenses
               ------------------------------
to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145;

          (b)  Lack of Good Faith. To indemnify the Indemnitee for any expenses
               ------------------
incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

          (c)  Unauthorized Settlements. To indemnify the Indemnitee under this
               ------------------------
Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

     9.   Non-exclusivity. The provisions for indemnification and advancement of
          ---------------
expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

     10.  Enforcement.
          -----------

          (a) Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in the Chancery Court of the State of Delaware if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within thirty (30) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that any required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. Neither the failure of the Company (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. Unless there has been a final adjudication by a court of competent jurisdiction to the contrary, the Company shall have the burden of proving that indemnification is not required under this Agreement.

          (b) Any costs incurred by or on behalf of Indemnitee in any claim or proceeding for enforcement of Indemnitee's rights under this Agreement will be promptly reimbursed by the Company irrespective of the outcome of that claim or proceeding except where it shall be determined ultimately by a court of competent jurisdiction in a final adjudication from which there is no further right of appeal that such claim or proceeding by or on behalf of the Indemnitee was frivolous.

     11.  Subrogation. In the event of payment under this Agreement, the Company
          -----------
shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     12.  Survival of Rights.
          ------------------

          (a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

          (b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

          (c) This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives and estate of the Indemnitee and shall continue in effect regardless of whether the Indemnitee continues to serve as an agent of the Company.

     13.  Interpretation of Agreement.  It is understood that the parties hereto
          ---------------------------
intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law as in effect on the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment entitles the Indemnitee to broader rights of indemnification from the Company than does the law in effect as of the date hereof) including those circumstances in which indemnification would otherwise be discretionary.

     14.  Severability. If any provision or provisions of this Agreement shall
          ------------
be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

     15.  Modification and Waiver. No supplement, modification or amendment of
          -----------------------
this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     16.  Notice. All notices, requests, demands and other communications under
          ------
this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     17.  Governing Law. This Agreement shall be governed exclusively by and
          -------------
construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

     18.  Consent to Jurisdiction and Venue. (a) The Company and the Indemnitee
          ---------------------------------
each hereby irrevocably agrees that any action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect thereof brought by the other party hereto or its or his heirs, successors or assigns, shall be brought and determined in the Chancery Court of the State of Delaware, and the Company and the Indemnitee each hereby irrevocably submits with regard to any such action or proceeding for itself or himself, generally and unconditionally, to the exclusive jurisdiction of the Chancery Court of the State of Delaware; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 18 and shall not be deemed to be general submission to the jurisdiction of said court or in the State of Delaware other than for such purpose. The Company and the Indemnitee each hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise in any action or proceeding in respect of this Agreement, (i) any claim that it or he is not personally subject to the jurisdiction of the Chancery Court of the State of Delaware for any reason or that it or he is exempt or immune from jurisdiction of such court or any legal process commenced in such court, and (ii) to the fullest extent permitted by applicable law, that the action or proceeding in the Chancery Court of the State Delaware is brought in an inconvenient forum, that the venue of such action or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such court.

          (b) Notwithstanding the provisions of Section 18(a), if the Chancery Court of the State of Delaware will not take jurisdiction over any action or proceeding brought in accordance with the provisions of Section 18(a), the Company and the Indemnitee hereby agree that any court of or in the State of Delaware may be substituted for the Chancery Court of the State of Delaware in
Section 18(a) with the same force and effect in all respects.

     19.  Selection of Reviewing Party. If the Indemnitee shall make a claim for
          ----------------------------
indemnification, advancement of expenses or other benefits hereunder, a majority of the disinterested members of the Board of Directors shall appoint a Reviewing Party to determine the rights of Indemnitee and obligations of the Company hereunder, under the Company's Certificate of Incorporation and Bylaws, any other applicable agreements and applicable law; provided, however, that if there has been a Change in Control or Parent Transaction or if there are no disinterested members of the Board of Directors, the Reviewing Party shall be Independent Legal Counsel selected by the disinterested members of the Board of Directors of the Company (or if there shall be no disinterested directors, by the General Counsel of the Company, if there is a disinterested General Counsel, and if not, then by the most senior disinterested officer of the Company) and approved by the Indemnitee if the Indemnitee shall so request. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     20.  No Presumptions; Burden of Proof. For purposes of this Agreement, the
          --------------------------------
termination of any claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its
                                                 ---------------
equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

     21.  Period of Limitations. No legal action shall be brought and no cause
          ---------------------
of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter
                                    --------  -------
period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

                                             THE COMPANY:

                                             pcOrder.com, Inc.

                                             By
                                                -------------------------------
                                             Title
                                                   ----------------------------
                                             Address  5001 Plaza on the Lake
                                             Austin, Texas 78746

                                                  Attn:
                                                        -----------------------


                                             INDEMNITEE:


                                             ----------------------------------
                                             [Indemnitee's Printed Name]

                                             Address
                                                     --------------------------
                                                     --------------------------
                                                     --------------------------

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